Exhibit 13.2

CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report of Prosensa Holding N.V. in liquidatie on Form 20-F for the fiscal year ended December 31, 2014 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Brian R. Mueller, Group Vice President, Corporate Controller and Chief Accounting Officer of BioMarin Pharmaceutical Inc., the indirect majority shareholder of Prosensa Holding N.V. in liquidatie, certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Prosensa Holding N.V. in liquidatie.

Date: April 30, 2015

/s/ Brian R. Mueller
Brian R. Mueller
Group Vice President, Corporate Controller and Chief Accounting Officer of BioMarin Pharmaceutical Inc.